Exhibit 99.1

FOR IMMEDIATE RELEASE April 21, 2026

For more information

Kathryn Shrout Mistich, SVP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports first quarter 2026 EPS of $0.57

GULFPORT, Miss. (April 21, 2026) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the first quarter of 2026. Net income for the first quarter of 2026 totaled $47.4 million, or $0.57 per diluted common share (EPS), compared to $125.6 million, or $1.49 per diluted common share, in the fourth quarter of 2025. The first quarter of 2026 included a pretax charge of $98.6 million, or $0.95 per share, of a supplemental disclosure item related to a net loss on the securities portfolio restructure. Excluding the impact of the supplemental disclosure item, EPS would be $1.52, up $0.03 linked-quarter. The company reported net income for the first quarter of 2025 of $119.5 million, or $1.38 per diluted common share. There were no supplemental disclosure items in the first or fourth quarters of 2025.

First Quarter 2026 Highlights

•
Net income totaled $47.4 million, or $0.57 per diluted share, compared to $125.6 million, or $1.49 per diluted share in the fourth quarter of 2025
•
Adjusted pre-provision net revenue (PPNR) totaled $172.9 million, compared to $174.0 million in the prior quarter
•
Loans increased $33 million, or 1% linked quarter annualized (LQA)
•
Deposits decreased $198 million, or 3% LQA
•
Criticized commercial loans decreased and nonaccrual loans increased
•
ACL coverage solid at 1.43%
•
NIM of 3.55%, up 7 bps from the prior quarter
•
CET1 ratio estimated at 13.30%, down 35 bps linked-quarter; TCE ratio of 9.93%, down 13 bps linked-quarter; total risk-based capital ratio estimated at 15.10%, down 35 bps linked-quarter
•
Efficiency ratio of 55.43%, compared to 54.93% in the prior quarter

“The first quarter of 2026 was a solid start to the year,” said John M. Hairston, President & CEO. “Our diluted earnings per share, adjusted for the supplemental disclosure item, was $1.52, up from $1.49 in prior quarter. Profitability remains strong, with adjusted ROA of 1.43%, an efficiency ratio of 55.43%, and solid fee income and well-controlled expenses. With a focus on sustainable long-term organic balance sheet growth, we continue to invest in revenue-generating activities, including hiring 27 net new bankers in the first quarter. NIM grew 7 basis points to 3.55%, largely due to the completion of our bond portfolio restructuring and lower costs of funds, which more than offset the impact of lower loan yields in this rate environment. We started 2026 by proactively returning capital to shareholders through repurchasing 1.4 million shares of our common stock and the 11% increase in our common stock dividend to $0.50 per share. With a solid capital stack, we believe we are well-positioned for continued organic growth and proactive capital management in the remainder of 2026.”

Loans

Total loans were $24.0 billion at March 31, 2026, up $33.4 million, or less than 1%, from December 31, 2025. Loan growth was driven primarily by an increase in commercial real estate across multiple products and continued growth in equipment finance.

Average loans totaled $24.0 billion for the first quarter of 2026, up $250.2 million, or 1%, linked-quarter. For 2026, we expect year-over-year mid-single digit end of period loan growth.

Deposits

Total deposits at March 31, 2026 were $29.1 billion, down $197.6 million, or 1%, from December 31, 2025.

Noninterest-bearing DDAs totaled $10.3 billion at March 31, 2026, down $30.1 million, or less than 1%, from December 31, 2025, and comprised 36% of total period-end deposits. The linked-quarter decrease in noninterest-bearing DDAs was related to a decrease in public funds DDAs of $75.5 million in the first quarter of 2026 due to seasonal outflows, partially offset by an increase of $45.4 million in non-public funds DDAs.

Interest-bearing transaction and savings deposits totaled $12.2 billion at the end of the first quarter of 2026, up $261.2 million, or 2%, linked-quarter. This increase was due to competitive products and pricing.

Compared to December 31, 2025, retail time deposits of $3.6 billion were down $148.7 million, or 4%, driven by maturity concentration and promotional rate reductions during the first quarter of 2026. Interest-bearing public fund deposits decreased $280.0 million, or 9%, linked-quarter, totaling $2.9 billion at March 31, 2026. The decrease in interest-bearing public funds was driven by seasonal outflows.

Average deposits for the first quarter of 2026 were $28.8 billion, up $18.2 million, or 1%, linked-quarter. Management expects 2026 period-end deposits to be up low-single digits from December 31, 2025 levels.

Asset Quality

The total allowance for credit losses (ACL) was $343.7 million at March 31, 2026, up $2.0 million from December 31, 2025. During the first quarter of 2026, the company recorded a provision for credit losses of $13.2 million, compared to $13.1 million in the fourth quarter of 2025. There were $11.1 million of net charge-offs in the first quarter of 2026, or 0.19% of average total loans on an annualized basis, compared to net charge-offs of $13.0 million, or 0.22% of average total loans in the fourth quarter of 2025. The ratio of ACL to period-end loans was 1.43% at March 31, 2026, unchanged compared to December 31, 2025.

Criticized commercial loans totaled $522.2 million, or 2.79% of total commercial loans, at March 31, 2026, down $13.2 million from $535.4 million, or 2.88% of total commercial loans, at December 31, 2025. Nonaccrual loans totaled $113.3 million, or 0.47% of total loans, at March 31, 2026, compared to $106.9 million, or 0.45% of total loans, at December 31, 2025. ORE and foreclosed assets were $11.3 million at March 31, 2026, down $3.5 million, or 24%, from $14.8 million at December 31, 2025.

Net Interest Income and Net Interest Margin (NIM) (TE)

Net interest income (TE) for the first quarter of 2026 was $287.6 million, an increase of $2.9 million, or 1%, from the fourth quarter of 2025. The net interest margin (NIM) (TE) was 3.55% in the first quarter of 2026, up 7 bps linked-quarter, driven by higher securities yields (+5 bps), and lower cost of funds (+8 bps), partially offset by lower loan yields (-6 bps).

Average earning assets were $32.7 billion for the first quarter of 2026, up $100.5 million, or less than 1%, from the fourth quarter of 2025.

Noninterest Income

Noninterest income totaled $7.5 million for the first quarter of 2026, compared to $107.1 million in the fourth quarter of 2025. Included in noninterest income in the first quarter of 2026 was a supplemental disclosure item of a ($98.6) million loss in connection with a securities portfolio restructuring. There were no supplemental disclosure items related to noninterest income in the fourth quarter of 2025. Adjusting for this item, noninterest income for the first quarter of 2026 totaled $106.1 million, down $1.0 million, or 1% linked-quarter.

Service charges on deposits were up $0.3 million, or 1%, from the fourth quarter of 2025. Bank card and ATM fees were up $0.5 million, or 2%, fromthe fourth quarter of 2025.

Investment and annuity income and insurance fees were down $0.1 million, or 1%, linked-quarter. Trust fees were down $0.1 million, or less than 1%, linked-quarter. Fees from secondary mortgage operations totaled $3.5 million for the first quarter of 2026, down $0.2 million, or 4%, linked-quarter.

Securities transactions, net was a loss of $98.6 million, resulting from a securities portfolio restructuring identified as a supplemental disclosure item. Other noninterest income was $17.4 million in the first quarter of 2026, down $1.6 million, or 9%, from the fourth quarter of 2025. The decrease in other noninterest income was primarily due to lower SBIC and derivative income, partially offset by higher syndication fees and SBA income.

Noninterest Expense & Taxes

Noninterest expense totaled $220.7 million, up $2.9 million, or 1% linked-quarter.

Personnel expense totaled $127.1 million in the first quarter of 2026, up $4.6 million, or 4%, linked-quarter due to seasonal increases in payroll taxes and benefits.

Net occupancy and equipment expense totaled $17.3 million in the first quarter of 2026, down $1.3 million, or 7%, from the fourth quarter of 2025. Amortization of intangibles totaled $2.5 million for the first quarter of 2026, down $0.1 million, or 3%, linked-quarter.

Net expense on ORE and other foreclosed assets totaled $0.5 million in the first quarter of 2026, virtually unchanged from the fourth quarter of 2025.

Other expenses totaled $73.3 million in the first quarter of 2026, down $0.3 million, or less than 1%, linked-quarter.

The effective income tax rate for the first quarter of 2026 was 19.3%, compared to 20.7% in the fourth quarter of 2025.

Capital

Common stockholders’ equity at March 31, 2026 totaled $4.4 billion, down $40.5 million, or 1%, from December 31, 2025. The tangible common equity (TCE) ratio was 9.93%, down 13 bps linked-quarter. The company’s CET1 ratio is estimated to be 13.30% at March 31, 2026, down 35 bps linked-quarter. Total risk-based capital ratio is estimated to be 15.10% at March 31, 2026, down 35 bps linked-quarter.

During the first quarter of 2026, the company repurchased 1.4 million shares of its common stock at an average price of $67.55 per share. This stock repurchase is pursuant to the company’s share buyback program (which authorizes the repurchase of up to 5%, or approximately 4.1 million shares, of the company’s outstanding common stock), which expires on December 31, 2026.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, April 21, 2026 to review first quarter of 2026 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter 2026 results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 800-715-9871 or 646-307-1963, access code 8545141.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 28, 2026 by dialing 800-770-2030 or 609-800-9909, access code 8545141.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee, and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The company highlights certain items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment (as defined above), less supplemental disclosure items (as defined above). Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. We define Adjusted Revenue as net interest income (te) and noninterest income less supplemental disclosure items. We define Adjusted Noninterest Expense as noninterest expense less supplemental disclosure items. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items, if applicable. Management believes adjusted revenue, adjusted noninterest expense and the efficiency ratio are useful measures as they provide a greater understanding of ongoing operations and enhance comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of current or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, and the impact of artificial intelligence on our business operations, the adequacy of our internal controls over financial and non-financial reporting, the impact of changes in U.S. laws or policies, including those related to credit card interest rates, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, supplemental disclosure items, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,”

“intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
NET INCOME
Net interest income	$285,165	$282,170	$279,738	$276,959	$269,905
Net interest income (TE) (a)	287,566	284,675	282,309	279,455	272,711
Provision for credit losses	13,172	13,145	12,651	14,925	10,462
Noninterest income	7,482	107,131	106,001	98,524	94,791
Noninterest expense	220,748	217,850	212,753	215,979	205,059
Income tax expense	11,305	32,734	32,869	31,048	29,671
Net income	$47,422	$125,572	$127,466	$113,531	$119,504
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Loss on securities portfolio restructure	$98,595	$—	$—	$—	$—
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$—	$5,911	$—
PERIOD-END BALANCE SHEET DATA
Loans	$23,991,840	$23,958,440	$23,596,565	$23,461,750	$23,098,146
Securities	8,028,014	8,094,799	7,991,281	7,868,011	7,694,969
Earning assets	32,306,650	32,218,663	32,532,320	31,965,130	31,661,169
Total assets	35,542,126	35,472,762	35,766,407	35,212,652	34,750,680
Noninterest-bearing deposits	10,344,878	10,374,991	10,305,303	10,638,785	10,614,874
Total deposits	29,082,134	29,279,774	28,659,750	29,046,612	29,194,733
Common stockholders' equity	4,419,592	4,460,117	4,474,479	4,365,419	4,278,672
AVERAGE BALANCE SHEET DATA
Loans	$23,965,993	$23,715,763	$23,425,895	$23,249,241	$23,068,573
Securities (b)	8,265,682	8,484,162	8,383,771	8,271,777	8,241,514
Earning assets	32,698,837	32,598,315	32,213,632	32,081,140	32,023,885
Total assets	35,420,096	35,227,286	34,751,209	34,527,276	34,355,515
Noninterest-bearing deposits	10,033,006	10,165,806	10,121,707	10,317,446	10,163,221
Total deposits	28,834,747	28,816,539	28,492,076	28,649,900	28,752,416
Common stockholders' equity	4,461,827	4,417,711	4,368,746	4,284,279	4,182,814
COMMON SHARE DATA
Earnings per share - diluted	$0.57	$1.49	$1.49	$1.32	$1.38
Cash dividends per share	0.50	0.45	0.45	0.45	0.45
Book value per share (period-end)	54.46	54.22	52.82	51.15	49.73
Tangible book value per share (period-end)	42.26	42.16	41.07	39.46	39.40
Weighted average number of shares - diluted	82,261	83,791	85,453	85,943	86,462
Period-end number of shares	81,152	82,259	84,711	85,351	86,033
Market data
High sales price	$75.43	$67.10	$64.66	$58.24	$61.57
Low sales price	59.97	54.05	56.87	43.90	49.46
Period-end closing price	63.59	63.68	62.61	57.40	52.45
Trading volume	53,673	55,269	51,077	43,450	41,692
PERFORMANCE RATIOS
Return on average assets	0.54%	1.41%	1.46%	1.32%	1.41%
Return on average common equity	4.31%	11.28%	11.58%	10.63%	11.59%
Return on average tangible common equity	5.54%	14.55%	15.00%	13.71%	14.72%
Tangible common equity ratio (c)	9.93%	10.06%	10.01%	9.84%	10.01%
Net interest margin (TE)	3.55%	3.48%	3.49%	3.49%	3.43%
Noninterest income as a percentage of total revenue (TE)	2.54%	27.34%	27.30%	26.07%	25.79%
Efficiency ratio (d)	55.43%	54.93%	54.10%	54.91%	55.22%
Average loan/deposit ratio	83.11%	82.30%	82.22%	81.15%	80.23%
Allowance for loan losses as a percentage of period-end loans	1.30%	1.28%	1.33%	1.33%	1.38%
Allowance for credit losses as a percentage of period-end loans (e)	1.43%	1.43%	1.45%	1.45%	1.49%
Annualized net charge-offs to average loans	0.19%	0.22%	0.19%	0.31%	0.18%
Allowance for loan losses as a % of nonaccrual loans	274.67%	287.95%	276.20%	329.94%	305.26%
FTE headcount	3,658	3,627	3,603	3,580	3,497
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
NET INCOME
Interest income	$401,382	$407,698	$409,020	$402,581	$395,321
Interest income (TE) (f)	403,783	410,203	411,591	405,077	398,127
Interest expense	116,217	125,528	129,282	125,622	125,416
Net interest income (TE)	287,566	284,675	282,309	279,455	272,711
Provision for credit losses	13,172	13,145	12,651	14,925	10,462
Noninterest income	7,482	107,131	106,001	98,524	94,791
Noninterest expense	220,748	217,850	212,753	215,979	205,059
Income before income taxes	58,727	158,306	160,335	144,579	149,175
Income tax expense	11,305	32,734	32,869	31,048	29,671
Net income	$47,422	$125,572	$127,466	$113,531	$119,504
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Loss on securities portfolio restructure	$98,595	$—	$—	$—	$—
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$—	$5,911	$—
NONINTEREST INCOME
Service charges on deposit accounts	$25,902	$25,585	$25,220	$24,256	$24,119
Trust fees	24,574	24,644	24,211	22,753	18,022
Bank card and ATM fees	22,126	21,603	21,814	22,004	20,714
Investment and annuity fees and insurance commissions	12,572	12,637	14,507	10,603	11,415
Secondary mortgage market operations	3,529	3,679	3,475	4,147	3,468
Securties transactions, net	(98,595)	(11)	—	—	—
Other income	17,374	18,994	16,774	14,761	17,053
Total noninterest income	$7,482	$107,131	$106,001	$98,524	$94,791
NONINTEREST EXPENSE
Personnel expense	$127,148	$122,510	$122,022	$116,512	$114,347
Net occupancy and equipment expense	17,286	18,632	18,222	18,366	17,671
Other real estate and foreclosed assets expense (income), net	441	467	(337)	1,181	1,780
Other expense	73,325	73,619	70,152	77,396	69,148
Amortization of intangibles	2,548	2,622	2,694	2,524	2,113
Total noninterest expense	$220,748	$217,850	$212,753	$215,979	$205,059
COMMON SHARE DATA
Earnings per share:
Basic	$0.58	$1.51	$1.50	$1.32	$1.38
Diluted	0.57	1.49	1.49	1.32	1.38

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
ASSETS
Commercial non-real estate loans	$9,710,891	$9,809,011	$9,680,597	$9,760,733	$9,636,594
Commercial real estate - owner occupied loans	3,299,867	3,270,080	3,279,258	3,136,182	3,000,998
Total commercial and industrial loans	13,010,758	13,079,091	12,959,855	12,896,915	12,637,592
Commercial real estate - income producing loans	4,382,665	4,283,168	4,076,643	3,940,309	3,809,664
Construction and land development loans	1,320,224	1,239,086	1,197,305	1,219,514	1,287,919
Residential mortgage loans	3,950,154	4,016,917	4,027,600	4,057,307	4,025,145
Consumer loans	1,328,039	1,340,178	1,335,162	1,347,705	1,337,826
Total loans	23,991,840	23,958,440	23,596,565	23,461,750	23,098,146
Loans held for sale	63,090	33,158	33,161	30,760	26,596
Securities	8,028,014	8,094,799	7,991,281	7,868,011	7,694,969
Short-term investments	223,706	132,266	911,313	604,609	841,458
Earning assets	32,306,650	32,218,663	32,532,320	31,965,130	31,661,169
Allowance for loan losses	(311,316)	(307,731)	(313,636)	(313,189)	(318,119)
Goodwill and other intangible assets	989,927	992,474	995,096	997,790	888,563
Other assets	2,556,865	2,569,356	2,552,627	2,562,921	2,519,067
Total assets	$35,542,126	$35,472,762	$35,766,407	$35,212,652	$34,750,680
LIABILITIES
Noninterest-bearing deposits	$10,344,878	$10,374,991	$10,305,303	$10,638,785	$10,614,874
Interest-bearing transaction and savings deposits	12,243,460	11,982,294	11,758,885	11,480,849	11,400,171
Interest-bearing public fund deposits	2,937,281	3,217,314	2,799,957	2,985,985	3,004,316
Time deposits	3,556,515	3,705,175	3,795,605	3,940,993	4,175,372
Total interest-bearing deposits	18,737,256	18,904,783	18,354,447	18,407,827	18,579,859
Total deposits	29,082,134	29,279,774	28,659,750	29,046,612	29,194,733
Short-term borrowings	1,360,451	1,017,292	1,891,520	1,044,927	542,780
Long-term debt	193,785	199,407	210,657	210,620	210,582
Other liabilities	486,164	516,172	530,001	545,074	523,913
Total liabilities	31,122,534	31,012,645	31,291,928	30,847,233	30,472,008
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,703,176	1,800,732	1,943,187	1,976,208	2,008,987
Retained earnings	3,041,543	3,035,636	2,947,752	2,859,038	2,784,657
Accumulated other comprehensive (loss)	(325,127)	(376,251)	(416,460)	(469,827)	(514,972)
Total common stockholders' equity	4,419,592	4,460,117	4,474,479	4,365,419	4,278,672
Total liabilities & stockholders' equity	$35,542,126	$35,472,762	$35,766,407	$35,212,652	$34,750,680
CAPITAL RATIOS
Tangible common equity	$3,429,665	$3,467,643	$3,479,383	$3,367,629	$3,390,109
Tier 1 capital (g)	3,783,387	3,872,490	3,923,725	3,864,727	3,931,841
Common equity as a percentage of total assets	12.43%	12.57%	12.51%	12.40%	12.31%
Tangible common equity ratio	9.93%	10.06%	10.01%	9.84%	10.01%
Leverage (Tier 1) ratio (g)	10.89%	11.17%	11.46%	11.35%	11.55%
Common equity tier 1 (CET1) ratio (g)	13.30%	13.65%	14.09%	13.97%	14.48%
Tier 1 risk-based capital ratio (g)	13.30%	13.65%	14.09%	13.97%	14.48%
Total risk-based capital ratio (g)	15.10%	15.45%	15.92%	15.82%	16.37%

(g) Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended
(in thousands)	3/31/2026	12/31/2025	3/31/2025
ASSETS
Commercial non-real estate loans	$9,800,605	$9,714,865	$9,631,891
Commercial real estate - owner occupied loans	3,305,311	3,303,845	2,996,594
Total commercial and industrial loans	13,105,916	13,018,710	12,628,485
Commercial real estate - income producing loans	4,280,671	4,141,549	3,836,450
Construction and land development loans	1,264,810	1,215,920	1,273,281
Residential mortgage loans	3,982,502	4,011,469	3,979,689
Consumer loans	1,332,094	1,328,115	1,350,668
Total loans	23,965,993	23,715,763	23,068,573
Loans held for sale	27,698	34,618	20,532
Securities (h)	8,265,682	8,484,162	8,241,514
Short-term investments	439,464	363,772	693,266
Earning assets	32,698,837	32,598,315	32,023,885
Allowance for loan losses	(311,173)	(317,185)	(322,711)
Goodwill and other intangible assets	991,166	993,742	889,590
Other assets	2,041,266	1,952,414	1,764,751
Total assets	$35,420,096	$35,227,286	$34,355,515
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$10,033,006	$10,165,806	$10,163,221
Interest-bearing transaction and savings deposits	12,032,719	11,917,669	11,202,387
Interest-bearing public fund deposits	3,121,136	2,960,335	3,113,960
Time deposits	3,647,886	3,772,729	4,272,848
Total interest-bearing deposits	18,801,741	18,650,733	18,589,195
Total deposits	28,834,747	28,816,539	28,752,416
Short-term borrowings	1,428,150	1,244,936	635,804
Long-term debt	198,043	213,326	210,563
Other liabilities	497,329	534,774	573,918
Common stockholders' equity	4,461,827	4,417,711	4,182,814
Total liabilities & stockholders' equity	$35,420,096	$35,227,286	$34,355,515

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	3/31/2026			12/31/2025			3/31/2025
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,651.4	$268.8	5.84%	$18,376.2	$277.3	5.99%	$17,738.2	$267.1	6.10%
Residential mortgage loans	3,982.5	40.1	4.03%	4,011.5	40.0	3.99%	3,979.7	38.8	3.90%
Consumer loans	1,332.1	24.9	7.57%	1,328.1	26.2	7.83%	1,350.7	27.6	8.28%
Loan fees & late charges	—	(1.0)	0.00%	—	(0.4)	0.00%	—	(0.3)	0.00%
Total loans (TE) (j)	23,966.0	332.8	5.62%	23,715.8	343.1	5.75%	23,068.6	333.2	5.84%
Loans held for sale	27.7	0.4	5.36%	34.6	0.5	6.17%	20.5	0.3	6.69%
US Treasury and government agency securities	643.7	5.2	3.23%	643.5	5.2	3.24%	588.7	4.4	3.00%
CMOs and mortgage backed securities	6,945.1	56.2	3.24%	7,108.3	52.4	2.95%	6,831.9	46.7	2.74%
Municipals (TE)	659.9	5.2	3.13%	714.6	5.3	3.00%	802.9	5.9	2.96%
Other securities	17.0	0.2	4.11%	17.7	0.2	3.87%	18.0	0.2	3.64%
Total securities (TE) (k)	8,265.7	66.8	3.23%	8,484.1	63.1	2.98%	8,241.5	57.2	2.78%
Total short-term investments	439.4	3.8	3.53%	363.8	3.5	3.78%	693.3	7.4	4.31%
Average earning assets yield (TE)	$32,698.8	$403.8	4.99%	$32,598.3	$410.2	5.00%	$32,023.9	$398.1	5.02%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$12,032.7	$54.4	1.83%	$11,917.7	$60.0	2.00%	$11,202.4	$57.3	2.08%
Time deposits	3,647.9	30.0	3.34%	3,772.7	33.1	3.48%	4,272.8	40.0	3.79%
Public funds	3,121.1	20.0	2.60%	2,960.3	20.9	2.80%	3,114.0	23.2	3.03%
Total interest-bearing deposits	18,801.7	104.4	2.25%	18,650.7	114.0	2.42%	18,589.2	120.5	2.63%
Short-term borrowings	1,428.2	8.9	2.52%	1,245.0	8.8	2.80%	635.8	1.8	1.18%
Long-term debt	198.0	2.9	5.82%	213.3	2.7	5.21%	210.6	3.1	5.82%
Total borrowings	1,626.2	11.8	2.93%	1,458.3	11.5	3.15%	846.4	4.9	2.33%
Total interest-bearing liabilities cost	20,427.9	116.2	2.31%	20,109.0	125.5	2.48%	19,435.6	125.4	2.62%
Net interest-free funding sources	12,270.9			12,489.3			12,588.3
Total cost of funds	32,698.8	116.2	1.44%	32,598.3	125.5	1.53%	32,023.9	125.4	1.59%
Net Interest Spread (TE)		$287.6	2.68%		$284.7	2.53%		$272.7	2.41%
Net Interest Margin (TE)	$32,698.8	$287.6	3.55%	$32,598.3	$284.7	3.48%	$32,023.9	$272.7	3.43%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Nonaccrual loans (l)	$113,343	$106,870	$113,554	$94,922	$104,214
ORE and foreclosed assets	11,257	14,788	11,140	26,847	26,690
Total nonaccrual loans + ORE and foreclosed assets	$124,600	$121,658	$124,694	$121,769	$130,904
Nonaccrual loans as a percentage of loans	0.47%	0.45%	0.48%	0.40%	0.45%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.52%	0.51%	0.53%	0.52%	0.57%
Accruing loans 90 days past due	$29,885	$28,798	$24,576	$58,702	$15,593
Accruing loans 90 days past due as a percentage of loans	0.12%	0.12%	0.10%	0.25%	0.07%
Modified loans - still accruing	$128,480	$124,527	$82,218	$62,234	$70,617
Modified loans - still accruing as a % of loans	0.54%	0.52%	0.35%	0.27%	0.31%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$307,731	$313,636	$313,189	$318,119	$318,882
Provision for loan losses	14,721	7,091	11,877	12,856	9,484
Charge-offs	(13,393)	(17,109)	(15,736)	(22,328)	(13,293)
Recoveries	2,257	4,113	4,306	4,542	3,046
Net charge-offs	(11,136)	(12,996)	(11,430)	(17,786)	(10,247)
Ending Balance	$311,316	$307,731	$313,636	$313,189	$318,119
Reserve for unfunded lending commitments:
Beginning balance	$33,928	$27,874	$27,100	$25,031	$24,053
Provision for losses on unfunded lending commitments	(1,549)	6,054	774	2,069	978
Ending balance	$32,379	$33,928	$27,874	$27,100	$25,031
Total allowance for credit losses	$343,695	$341,659	$341,510	$340,289	$343,150
Total provision for credit losses	$13,172	$13,145	$12,651	$14,925	$10,462
Allowance for loan losses as a percentage of period-end loans	1.30%	1.28%	1.33%	1.33%	1.38%
Allowance for credit losses as a percentage of period-end loans	1.43%	1.43%	1.45%	1.45%	1.49%
Allowance for loan losses as a % of nonaccrual loans	274.67%	287.95%	276.20%	329.94%	305.26%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$7,464	$10,112	$7,472	$14,704	$7,060
Residential mortgage loans	179	(76)	181	196	(220)
Consumer loans	3,493	2,960	3,777	2,886	3,407
Total net charge-offs	$11,136	$12,996	$11,430	$17,786	$10,247
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.16%	0.22%	0.16%	0.33%	0.16%
Residential mortgage loans	0.02%	(0.01)%	0.02%	0.02%	(0.02)%
Consumer loans	1.06%	0.88%	1.12%	0.87%	1.02%
Total net charge-offs as a percentage of average loans:	0.19%	0.22%	0.19%	0.31%	0.18%
AVERAGE LOANS
Commercial & real estate loans	$18,651,397	$18,376,179	$18,041,177	$17,832,694	$17,738,216
Residential mortgage loans	3,982,502	4,011,469	4,052,310	4,081,987	3,979,689
Consumer loans	1,332,094	1,328,115	1,332,408	1,334,560	1,350,668
Total average loans	$23,965,993	$23,715,763	$23,425,895	$23,249,241	$23,068,573

(l) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $6.9 million at March 31, 2026, $5.8 million at December 31, 2025, $9.3 million at September 30, 2025, $13.1 million at June 30, 2025, and $25.0 million at March 31, 2025.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended
(in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Net Income (GAAP)	$47,422	$125,572	$127,466	$113,531	$119,504
Provision for credit losses	13,172	13,145	12,651	14,925	10,462
Income tax expense	11,305	32,734	32,869	31,048	29,671
Pre-provision net revenue	71,899	171,451	172,986	159,504	159,637
Taxable equivalent adjustment (m)	2,401	2,505	2,571	2,496	2,806
Pre-provision net revenue (TE)	74,300	173,956	175,557	162,000	162,443
Adjustments from supplemental disclosure items
Loss on securities portfolio restructure	98,595	—	—	—	—
Sabal Trust Company acquisition expense	—	—	—	5,911	—
Adjusted pre-provision net revenue (TE)	$172,895	$173,956	$175,557	$167,911	$162,443

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended
(in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Net interest income	$285,165	$282,170	$279,738	$276,959	$269,905
Noninterest income	7,482	107,131	106,001	98,524	94,791
Total GAAP revenue	292,647	389,301	385,739	375,483	364,696
Taxable equivalent adjustment (m)	2,401	2,505	2,571	2,496	2,806
Total revenue (TE)	$295,048	$391,806	$388,310	$377,979	$367,502
Adjustments from supplemental disclosure items
Loss on securities portfolio restructure	98,595	—	—	—	—
Adjusted total revenue (TE)	$393,643	$391,806	$388,310	$377,979	$367,502

GAAP Noninterest expense	$220,748	$217,850	$212,753	$215,979	$205,059
Amortization of intangibles	(2,548)	(2,622)	(2,694)	(2,524)	(2,113)
Adjustments from supplemental disclosure items
Sabal Trust Company acquisition expense	—	—	—	(5,911)	—
Adjusted noninterest expense for efficiency	$218,200	$215,228	$210,059	$207,544	$202,946
Efficiency ratio (n)	55.43%	54.93%	54.10%	54.91%	55.22%

(m) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(n) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.